AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 18, 2014

REGISTRATION NO. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

____________________

DYAX CORP.
(Exact name of registrant as specified in its charter)

____________________

Delaware	04-3053198
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
55 Network Drive, Burlington, Massachusetts	01803
(Address of Principal Executive Offices)	(Zip Code)

1998 Employee Stock Purchase Plan
(Full title of the plan)

____________________

Gustav A. Christensen
President and Chief Executive Officer
Dyax Corp.
55 Network Drive
Burlington, Massachusetts 01803
(Name and address of agent for service)

(617) 225-2500
(Telephone number, including area code, of agent for service)

____________________

Copy to:

Stacie S. Aarestad
Edwards Wildman Palmer LLP
111 Huntington Avenue
Boston, Massachusetts 02199-7613
(617) 239-0100

____________________

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Stock, $.01 par value per share	500,000 shares	$9.32	$4,660,000	$600.21

(1)	Pursuant to Rule 416 under the Securities Act of 1933, to the extent additional shares of our Common Stock may be issued or issuable as a result of a stock split or other distribution declared at any time by our Board of Directors while this Registration Statement is in effect, this Registration Statement is hereby deemed to cover all such additional Common Stock.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) of the Securities Act. The price per share and aggregate offering price are based upon the average of the high and low asked prices of the registrant's common stock on August 11, 2014 as reported on The Nasdaq Global Market.
(3)	This Registration Statement registers an additional 500,000 shares issuable under our 1998 Employee Stock Purchase Plan (the “1998 Plan”). We have previously registered 1,330,000 shares issuable under the 1998 Plan (630,000 shares under Registration No. 333-168566, 300,000 shares under Registration No. 333-146155, 200,000 shares under Registration No. 333-105842, 102,200 shares under Registration No. 333-97527 and 97,800 shares under Registration No. 333-49856).

STATEMENT REGARDING INCORPORATION BY REFERENCE
FROM EFFECTIVE REGISTRATION STATEMENTS

This Registration Statement registers additional securities of the same class as other securities for which registration statements filed on Form S-8 relating to our 1998 Employee Stock Purchase Plan (the “1998 Plan”) are already effective. Pursuant to Instruction E to Form S-8, we incorporate by reference into this Registration Statement the contents of the registration statements we filed on Forms S-8 (File Nos. 333-49856, 333-97527, 333-105842, 333-146155 and 333-168566) with the Securities and Exchange Commission on November 13, 2000, August 1, 2002, June 5, 2003, September 18, 2007 and August 5, 2010, in their entirety and including exhibits thereto, relating to the registration of 97,800, 102,200, 200,000, 300,000 and 630,000 shares of our Common Stock, $0.01 par value per shares, respectively, authorized for issuance under the 1998 Plan. This Registration Statement provides for the registration of an additional 500,000 shares of our Common Stock authorized for issuance under the 1998 Plan pursuant to an amendment to the 1998 Plan adopted by our board in February 2014 and approved by the stockholders on May 8, 2014.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

See Exhibit Index immediately following the signature page.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Burlington, Commonwealth of Massachusetts, on August 18, 2014.

DYAX CORP.

By:	/s/ Gustav A. Christensen
Gustav A. Christensen
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Dyax Corp., hereby severally constitute and appoint Gustav A. Christensen, George Migausky, Andrew D. Ashe and Stacie S. Aarestad, and each of them singly, our true and lawful attorneys-in-fact and agents, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Dyax Corp. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Gustav A. Christensen	President and Chief Executive Officer (principal executive officer) and Director	August 18, 2014
Gustav A. Christensen
/s/ George Migausky	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)	August 18, 2014
George Migausky

/s/ Henry E. Blair	Chairman of the Board of Directors	August 18, 2014
Henry E. Blair

/s/ Marc D. Kozin	Director	August 18, 2014
Marc D. Kozin

/s/ James W. Fordyce	Director	August 18, 2014
James W. Fordyce

/s/ Mary Ann Gray	Director	August 18, 2014
Mary Ann Gray

Director
Thomas L. Kempner

/s/ Ron Cohen, M.D.	Director	August 18, 2014
Ron Cohen, M.D.

/s/ David J. McLachlan	Director	August 18, 2014
David J. McLachlan

/s/ Paolo Pucci	Director	August 18, 2014
Paolo Pucci

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1	Amended and Restated Certificate of Incorporation of the Company. Filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q (File No. 000-24537) for the quarter ended September 30, 2008 and incorporated herein by reference.

4.2	Certificate of Amendment of the Company’s Amended and Restated Certificate of Incorporation. Filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 000-24537) filed on May 13, 2011 and incorporated herein by reference.

4.3	Amended and Restated By-laws of the Company. Filed as Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q (File No. 000-24537) for the quarter ended September 30, 2008 and incorporated herein by reference.

5.1	Opinion of Edwards Wildman Palmer LLP as to the legality of the securities registered hereunder. Filed herewith.

23.1	Consent of PricewaterhouseCoopers LLP, an independent registered public accounting firm. Filed herewith.

23.2	Consent of Edwards Wildman Palmer LLP. Included in its opinion filed as Exhibit 5.1.

24.1	Power of Attorney (included in the signature page hereto).

99.1	1998 Employee Stock Purchase Plan of the Company. Filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 000-24537) filed on May 13, 2014 and incorporated herein by reference.